QuickLinks -- Click here to rapidly navigate through this document

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 27, 2004

NTS REALTY HOLDINGS LIMITED PARTNERSHIP
(Exact Name of Registrant as Specified in its Charter)

Delaware (State or Other Jurisdiction of Incorporation)	001-32389 (Commission File Number)	41-2111139 (IRS Employer Identification No.)
10172 Linn Station Road Louisville, Kentucky 40223 (Address of Principal Executive Offices)
(502) 426-4800 (Registrant's Telephone Number, Including Area Code)
N/A (Former Name or Former Address, if Changed Since Last Report)

        Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒
Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐
Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐
Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐
Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

        On December 27, 2004, NTS Realty Holdings Limited Partnership (the "NTS Realty") jointly issued a press release with NTS-Properties III, NTS-Properties IV, NTS-Properties V, a Maryland Limited Partnership, NTS-Properties VI, a Maryland Limited Partnership, and NTS-Properties VII, Ltd. (collectively, the "Existing Partnerships"), in connection with the proposed merger of the Existing Partnerships with and into NTS Realty. NTS Realty and the Existing Partnerships announced, among other things, that limited partners holding in excess of fifty percent (50%) of the outstanding limited partnership interests in each of the Existing Partnerships have voted in favor of the merger. The merger is expected to close on December 28, 2004. A copy of the press release is attached to this Current Report on Form 8-K as Exhibit 99.1 and is incorporated in its entirety in this Item 8.01 disclosure by reference.

Item 9.01. Financial Statements and Exhibits.

  (a)
  Financial Statements of Businesses Acquired: N/A

  (b)
  Pro Forma Financial Information: N/A

  (c)
  Exhibits:

Exhibit No.	Description
99.1	Joint Press release of NTS Realty Holdings Limited Partnership, NTS-Properties III, NTS-Properties IV, NTS-Properties V, a Maryland Limited Partnership, NTS-Properties VI, a Maryland Limited Partnership, and NTS-Properties VII, Ltd., dated December 27, 2004

2

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

NTS REALTY HOLDINGS LIMITED PARTNERSHIP
Date: December 27, 2004	By:	NTS Realty Capital, Inc.
	Its:	Managing General Partner
	By:	/s/ GREGORY A. WELLS
	Its:	Chief Financial Officer

3

EXHIBIT INDEX

Exhibit No.	Description
99.1	Joint Press release of NTS Realty Holdings Limited Partnership, NTS-Properties III, NTS-Properties IV, NTS-Properties V, a Maryland Limited Partnership, NTS-Properties VI, a Maryland Limited Partnership, and NTS-Properties VII, Ltd., dated December 27, 2004

QuickLinks

  Item 8.01. Other Events.
  Item 9.01. Financial Statements and Exhibits.
SIGNATURES
EXHIBIT INDEX